Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Post-Effective Amendment No. 13 to the Registration Statement of Altria Group, Inc. on Form S-14 (File No. 2-96149) and in Altria Group, Inc.’s Registration Statements on Form S-3 (File No. 333-177580) and Form S-8 (File Nos. 333-28631, 33-10218, 33-13210, 33-14561, 33-48781, 33-59109, 333-43478, 333-43484, 333-128494, 333-139523, 333-148070, 333-156188, 333-167516 and 333-170185), of our report dated January 31, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Altria Group, Inc., which appears in this Current Report on Form 8-K of Altria Group, Inc. We also consent to the incorporation by reference of our report dated January 31, 2013 relating to the financial statement schedule, which appears in this Current Report on Form 8-K of Altria Group, Inc.
/s/ PricewaterhouseCoopers LLP
Richmond, Virginia
January 31, 2013